Exhibit 10.18

NOTICE OF RESTRICTED STOCK AWARD GRANT UNDER THE

IMRICOR MEDICAL SYSTEMS, INC. 2019 EQUITY INCENTIVE PLAN

Imricor Medical Systems, Inc., a Delaware corporation (the “Company”), pursuant to the Imricor Medical Systems, Inc. 2019 Equity Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual named below (the “Participant”) the number of shares of Common Stock, as indicated below (the “Restricted Shares”), which shall be granted in the form of Restricted Stock. The Restricted Stock Award is subject to all of the terms and conditions set forth in this Notice of Restricted Stock Award Grant (this “Grant Notice”), in the Restricted Stock Award Agreement attached hereto (the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This Restricted Stock grant has been made as of the grant date indicated below, which shall be referred to as the “Grant Date.”

Participant:	[●]

Grant Date:	[●]

Number of Restricted Shares:	[●]

Purchase Price per Share, if any:	$[●]

Vesting Schedule:

Except as otherwise provided in Section 3 of the Award Agreement, the Restricted Shares will vest as follows:

on a cumulative basis, 25% of the Restricted Shares shall vest annually on the anniversary of the Grant Date; provided that the Participant remains continuously employed by or provides services to the Company or any Subsidiary through the applicable vesting date.

The Participant must accept the grant by executing this Grant Notice in the space provided below and returning the original execution copy to the Company or otherwise indicating affirmative acceptance of this grant electronically pursuant to procedures established by the Company and/or its third party administrator. The undersigned Participant acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement and the Plan. As an express condition to this grant, the Participant agrees to be bound by the terms of this Grant Notice, the Award Agreement and the Plan. The Participant has read carefully and in its entirety the Award Agreement and specifically the acknowledgements in Section 6.9 thereof. This Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding of the Company and the Participant with respect to the grant, vesting and administration of the Restricted Stock Award and supersede all prior agreements, arrangements, plans and understandings. This Grant Notice (which includes the attached Award Agreement) may be executed in two counterparts each of which will be deemed an original and both of which together will constitute one and the same instrument.

IMRICOR MEDICAL SYSTEMS, INC.	PARTICIPANT

By: [●]	[●]
Title: [●]

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Notice of Restricted Stock Award Grant (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached and which Grant Notice is included in and part of this Agreement, and subject to the terms of this Agreement and the Imricor Medical Systems, Inc. 2019 Equity Incentive Plan (as may be amended from time to time, the “Plan”), Imricor Medical Systems, Inc., a Delaware corporation (the “Company”), and the Participant named in the Grant Notice (the “Participant”) agree as follows:

1.    Incorporation of Plan; Definitions. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision will be final, binding and conclusive upon the Participant and his or her legal representatives in respect of any questions arising under the Plan or this Agreement. A copy of the Plan has been delivered to the Participant together with this Agreement.

2.    Award of Restricted Shares. The Company hereby grants to the Participant the number of shares of Common Stock provided in the Grant Notice (the “Restricted Shares”), subject to adjustment as provided in the Plan, and subject to the terms, conditions and restrictions set forth herein and in the Plan.

3.    Vesting of Restricted Shares; Forfeiture.

3.1.    Vesting of Restricted Shares. Except as otherwise provided under this Agreement, the Restricted Shares shall vest in accordance with the Vesting Schedule set forth in the Grant Notice (each, a “Vesting Date”); provided, however, that the Participant remains continuously employed by or provides services to the Company or any Subsidiary through the applicable Vesting Date.

3.2.    Change in Control. Except as otherwise provided in an Individual Agreement between the Company and the Participant, upon a Change in Control, the unvested Restricted Shares, effective immediately prior to such Change in Control but conditioned upon the completion of such Change in Control, will become fully vested and free of any restrictions, regardless of whether the Participant remains in the employ or service of the Company or any Subsidiary or any acquiring entity or successor to the Company, except to the extent a replacement award is provided to the Participant.

3.3.    Effect of Termination of Employment or Other Service. Except as otherwise provided in Section 13.4 or 13.5 of the Plan or an Individual Agreement between the Company or any Subsidiary and the Participant, if the Participant’s employment or service with the Company and all Subsidiaries is terminated for any reason, including by reason of the Participant’s death or disability, or in the case of a Participant that is an Employee, Retirement, then all outstanding unvested Restricted Shares held by the Participant as of the effective date of such termination or Retirement will be terminated and forfeited.

3.4.    Effect of Actions Constituting Cause or Adverse Action; Forfeiture or Clawback. The Restricted Shares are subject to the forfeiture provisions set forth in Section 13.5 of the Plan, including those applicable if the Participant is determined by the Committee to have taken any action that would constitute Cause or an Adverse Action and any forfeiture or clawback requirement under Applicable Law or any policy adopted from time to time by the Company.

4.    Rights of Participant.

4.1.    Employment or Other Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue employment or service with the Company or any Subsidiary.

4.2.    Rights as a Stockholder. Upon issuance of the Restricted Shares in the Participant’s name, the Participant will be the holder of record of the Restricted Shares and will have all rights of a stockholder with respect to such shares (including the right to vote such shares at any meeting of stockholders of the Company and the right to receive all dividends paid with respect to such shares), subject only to the terms and conditions imposed by this Agreement. Unless otherwise determined in accordance with Section 8.5 of the Plan, any dividends (of any type) declared on the shares of the Company’s capital stock underlying the Restricted Shares and paid to the holders of record of such class or series of capital stock shall become payable to the Participant immediately upon the vesting, and with respect to the number, of Restricted Shares in accordance with the vesting schedule in the Grant Notice.

4.3.    Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Participant in the Restricted Shares prior to the vesting of such shares will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Restricted Shares other than in accordance with this Agreement and the Plan will be null and void and the Restricted Shares will be forfeited and immediately returned to the Company.

5.    Withholding Taxes. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to the Restricted Shares, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to the Restricted Shares. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require the Participant to satisfy, in whole or in part, any withholding or employment related tax obligation in connection with the Restricted Shares by withholding shares of Common Stock from the vested Restricted Shares underlying the Participant’s Restricted Stock Award. When withholding shares for taxes is effected under this Agreement and the Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.

6.    Miscellaneous.

6.1.    Governing Law. The validity, construction, interpretation, administration and effect of this Agreement and any rules, regulations and actions relating to this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

6.2.    Interpretation. Any dispute regarding the interpretation of this Agreement will be submitted by the Participant or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on all parties.

6.3.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

6.4.    Notices. All notices, requests or other communications provided for in this Agreement must be made, if to the Company, to Imricor Medical Systems, Inc., Attn: Chief Executive Officer, 400 Gateway Blvd, Burnsville, MN 55337, and if to the Participant, to the last known mailing address of the Participant contained in the records of the Company. All notices, requests or other communications provided for in this Agreement must be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication will be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it will be deemed to be received on the next succeeding business day of the Company.

6.5.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Restricted Shares by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line system established and maintained by the Company or a third party vendor designated by the Company.

6.6.    Other Laws. The Company will have the right to refuse to issue to the Participant shares if the Company acting in its absolute discretion determines that the issuance or transfer of such shares might violate any Applicable Law.

6.7.    Investment Representation. The Participant hereby represents and covenants that (a) any Restricted Shares will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Participant will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the Restricted Shares becoming fully vested and free of any restrictions, the Participant will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, will execute any documents which the Company will in its sole discretion deem necessary or advisable.

6.8.    Non-Negotiable Terms. The terms of this Agreement and the Restricted Shares are not negotiable, but the Participant may refuse to accept the Restricted Shares by notifying the Company’s Chief Executive Officer in writing within thirty (30) day after the Grant Date set forth in the Grant Notice.

6.9.    Acknowledgment by the Participant. In accepting the Restricted Shares, the Participant hereby acknowledges that:

(a)    The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan.

(b)    The grant of Restricted Stock Awards is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Awards, or benefits in lieu of Restricted Stock Awards, even if Restricted Stock Awards have been granted repeatedly in the past.

(c)    All decisions with respect to future grants of Restricted Stock Awards, if any, will be at the sole discretion of the Company.

(d)    The Participant is voluntarily participating in the Plan.

(e)    The award of Restricted Shares is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, and which is outside the scope of the Participant’s employment contract, if any.

(f)    The award of Restricted Shares is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary.

(g)    The award of Restricted Shares or this Agreement will not be interpreted to form an employment contract with the Company or any Subsidiary.

(h)    The future value of the Restricted Shares, once vested, is unknown and cannot be predicted with certainty, and the value of those shares may increase or decrease.

(i)    In consideration of the grant of the Restricted Shares, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Shares or diminution in value of the shares once the Restricted Shares fully vested and free of any restrictions resulting from termination of employment by the Company (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Restricted Shares, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

(j)    In the event of termination of the Participant’s employment with the Company (whether or not in breach of local labor laws), the Participant’s right to vest in the unvested Restricted Shares under this Agreement and the Plan, if any, will terminate effective as of the date of termination of his or her active employment as determined in the sole discretion of the Committee and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Subsidiary or mandated under local law and the Committee will have the sole discretion to determine the date of termination of the Participant’s active employment for purposes of the Restricted Shares.

(k)    Neither the Company nor any Subsidiary is providing any tax, legal or financial advice, nor is the Company or any Subsidiary making any recommendations regarding the Participant’s participation in the Plan, acceptance of the Restricted Shares, or any sale of such shares once the Restricted Shares become fully vested and free of any restrictions.

(l)    The Participant has been advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

7.    Section 83(b) Election. Under Code Section 83, the excess of the Fair Market Value of the Restricted Shares on the date any forfeiture restrictions applicable to such shares lapse over the purchase price, if any, paid for those shares will be reportable as ordinary income on the lapse date. Participant may elect under Code Section 83(b) to be taxed at the time the Restricted Shares are acquired, rather than when and as such Restricted Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Shares and the advantages and disadvantages of filing the Code Section 83(b) election. Even if the Fair Market Value of the Restricted Shares on the date of this Agreement equals the purchase price, if any, paid (and thus no tax is payable), the election must be made to avoid potentially adverse tax consequences in the future. The form for making this election is attached as Exhibit A hereto. Participant understands that failure to make this filing within the applicable thirty-day period will result in the recognition of ordinary income each time the forfeiture restrictions lapse. Participant acknowledges that it is Participant’s sole responsibility, and not the Company’s responsibility, to file a timely election under Code Section 83(b), even if Participant requests the Company or its representatives to make this filing on his or her behalf. This filing should be made by registered or certified mail, return receipt requested, and Participant must retain a copy of the completed form for his personal records.

*       *       *       *       *

SEE EXHIBIT B FOR ADDITIONAL INFORMATION

EXHIBIT A – SECTION 83(B) ELECTION

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: [●]

TAXPAYER’S SOCIAL SECURITY NUMBER: [●]

ADDRESS: [●]

TAXABLE YEAR: [Calendar Year]

2.	The property which is the subject of this election is [●] shares of common stock of Imricor Medical Systems, Inc.

3.	The property was transferred to the undersigned on [●].

4.	The property is subject to the following restrictions: The shares of common stock vest (and the restrictions lapse) as follows:

5.

The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: [●] per share x [●] shares = $[●].

6.	For the property transferred, the undersigned paid $0.00 per share x [●] shares = $0.00.

7.	The amount to include in gross income is $[●].

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:

Signature

EXHIBIT B – ADDITIONAL INFORMATION

THE COMPANY IS NOT LICENSED TO GIVE FINANCIAL PRODUCT ADVICE. THE INFORMATION IN THIS EXHIBIT A IS NOT FINANCIAL PRODUCT ADVICE AND IS GENERAL INFORMATION ONLY. ANY ADVICE GIVEN BY THE COMPANY OR THE COMMITTEE IN RELATION TO SECURITIES AND AWARDS OFFERED UNDER THE PLAN DOES NOT TAKE INTO ACCOUNT THE PARTICIPANT’S OBJECTIVES, FINANCIAL SITUATION AND NEEDS. EACH PARTICIPANT SHOULD CONSIDER OBTAINING THEIR OWN FINANCIAL PRODUCT ADVICE FROM A PERSON WHO IS LICENSED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION (OR AS APPROPRIATE IN YOUR COUNTRY) TO GIVE SUCH ADVICE.

A COPY OF THE PLAN ACCOMPANIES AND IS MADE A PART OF THIS GRANT NOTICE AND AGREEMENT.

General information about risks

Each Participant should be aware that there are risks associated with acquiring and holding Restricted Shares under the Plan, including as follows:

●

The price at which CHESS Depositary Interests (“CDIs”) representing shares of Common Stock trade on ASX may fluctuate in response to a number of factors, including general economic factors and general market sentiment in in the U.S. and Australia as well as factors which are specific to the Company, such as the market adoption of the Company’s MRI-compatible products. Accordingly, there is a risk that the trading price on ASX could decrease.

●

The Company has never paid a dividend and does not intend on paying dividends in the foreseeable future which means that if your Restricted Shares vest, you may not receive any return on the shares of Common Stock from dividends.

●

The trading market in CDIs may not be active, which means that if your Restricted Shares vest, your ability to trade those CDIs in the future (subject to any other restrictions that may apply, including under the Company’s Security Trading Policy) may be adversely affected.

●

Acquiring and holding Restricted Shares, shares of Common Stock and CDIs may have tax implications for you and the tax regime applying to you may change, accordingly you should consult with your personal tax adviser.

●

Termination of your employment or service may result in the termination of your Restricted Shares in accordance with the terms of the Plan and the Agreement. You may not receive any shares of Common Stock if your employment or service is terminated.

The Company’s most recent ASX announcements should be referred to for details regarding the operations, business, risk and performance of the Company. You should be aware however that past performance is not indicative of future performance and neither the Company nor the Committee warrant the future performance of the Company.

The above information only includes general information about the risks of acquiring and holding Restricted Shares. There may also be other risks of participating in the Plan that are specific to your circumstances. As a result, it is recommended that you seek advice from a licensed professional as to whether or not participation in the Plan is suitable for you.

Acquisition Price

Restricted Shares are issued under the Plan for nil monetary consideration.

Note that Participants can obtain the prevailing market price (in Australian dollars) of the CDIs on ASX at www.asx.com.au under the ASX code “IMR”.

Class Order

The Grant Notice and the Agreement (including this Exhibit A) is an “offer document” for the purpose of ASIC Class Order 14/1000 Employee incentive schemes: Listed bodies (the “Class Order”) and is issued in accordance with that Class Order. The Class Order provides conditional relief from disclosure and licensing provisions of the Australian Corporations Act 2001 (Commonwealth of Australia) for offers made to full-time and part-time employees, directors (including non-executive directors) and certain contractors and casual employees under an employee incentive scheme by a body listed on the ASX. The Class Order also provides conditional relief from the advertising and hawking provisions for some employee incentive schemes.